UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2007

___________________

CELSIA TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	33-64840	91-2015441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1395 Brickell Avenue, Suite 800 Miami, FL 33131 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (305) 529-6290

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Debenture Offering. On May 25, 2007 (the “Closing Date”), Celsia Technologies, Inc. (the “Company”) issued 8% Secured Convertible Debentures due May 25, 2010 (the “Debentures”) in the aggregate principal amount of $8,142,847 to certain individuals and entities (the “Debenture Holders”), together with warrants (the “Warrants”) to purchase 70,752,778 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for an aggregate of $6,850,000 in cash and the surrender of previously outstanding promissory notes of the Company. The sale of Debentures and Warrants (the “Debenture Offering”) was effected pursuant to a Securities Purchase Agreement dated as of May 25, 2007 between the Company and the Debenture Holders (the “Purchase Agreement”). In connection with the Debenture Offering, the Company entered into a Security Agreement and Registration Rights Agreement, each dated as of May 25, 2007, with the Debenture Holders (the “Registration Rights Agreement”).

In connection with the Debenture Offering, Indigo Securities, LLC and Axiom Capital Management, Inc. (collectively, the “Placement Agents”) received (i) a cash fee of approximately $590,000 and (ii) warrants to purchase 4,720,000 shares of Common Stock (the “Placement Agent Warrants”) pursuant to a Placement Agent Agreement between the Company and the Placement Agents. In addition, holders of over fifty percent (50%) of each the Company’s outstanding shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock,” and, together with the Series A Preferred Stock, the “Preferred Stock”) consented to the Debenture Issuance and related transactions pursuant to a written consent which also approved a related amendment and restatement of the Company’s Articles of Incorporation which increased the number of authorized shares of Common Stock to 500,000,000 and eliminated certain rights of the Preferred Stock. The Amended and Restated Articles of Incorporation were filed on May 25, 2007. Each holder of Preferred Stock who certified to their status as an accredited investor was issued 2.19 shares of Common Stock for each share of Preferred Stock held by such holder (regardless of whether such holder consented to the Debenture Offering and related matters).

The issuance of the Debentures, Warrants, Placement Agent Warrants and Common Stock were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. The Company made this determination in part based on the representations of the recipients of such securities, which included, in pertinent part, that such parties were either (i) not “U.S. persons” as defined in Regulation S of the Securities Act or (ii) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

The Debenture Holders shall be entitled to receive interest on the aggregate unconverted and then outstanding principal amount of their Debentures at the rate of 8% per annum, payable quarterly, in cash or Common Stock at the discretion of the Company, and subject to certain limitations. The Debentures are secured by substantially all of the Company’s assets. The Debenture Holders have the right to convert the Debentures at any time into shares of Common Stock at an initial conversion price of $0.125. The initial exercise price of the Warrants and Placement Agent Warrants are $.144 per share. The conversion price of the Debentures and the exercise price of the Warrants and Placement Agent Warrants are subject to adjustment upon certain events.

Pursuant to the Registration Rights Agreement, the Company is required to file a Registration Statement (the “Initial Registration Statement”) covering the Common Stock (i) into which the

Debentures are convertible and (ii) for which the Warrants and Placement Agent Warrants are exercisable (collectively, the “Registrable Securities”) within 30 days of a demand by Debenture Holders or within six (6) months after the Closing Date (the “Filing Date”). If the Initial Registration Statement is not filed on or prior to its Filing Date, or in certain other circumstances, the Company shall pay to each Debenture Holder an amount in cash equal to 1.0% of the aggregate purchase price paid by such Debenture Holder pursuant to the Purchase Agreement for any unregistered registrable securities then held by such Debenture Holder.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By unanimous written consent, the directors of the Company appointed Alan Benaim to the Board of Directors effective as of May 25, 2007 and immediately subsequent to the issuance of the Debentures. Mr. Benaim is a Vice President of the investment advisor to a Debenture Holder which invested $2,500,000 in the Debenture Offering and serves as collateral agent for the Debenture Holders under the various security documents entered into in connection with the Debenture Offering. Mr. Benaim was appointed to the Board pursuant to certain appointment rights contained in the Debenture documentation. Mr. Benaim currently serves as a Vice President at Midsummer Capital, LLC, an investment advisor to various investment funds. Prior to joining Midsummer, Mr. Benaim spent seven years in various roles at JPMorgan Chase, most recently as a Vice President in the European Metals & Mining industry group. Mr. Benaim has an MBA from Columbia University Graduate School of Business and a Bachelor of Science degree in Economics from the London School of Economics.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Exhibit

3(i).1	Amended and Restated Articles of Incorporation.

4.1	Form of Debenture issued to purchasers of the Debentures.

4.2	Form of Warrant issued to purchasers of the Debentures.

4.3	Form of Warrant issued to the Placement Agents.

10.1	Securities Purchase Agreement dated May 25, 2007 between the Company and purchasers of the Debentures.

10.2	Registration Rights Agreement dated May 25, 2007 between the Company and purchasers of the Debentures.

10.3	Security Agreement dated May 25, 2007 by and among the Company, Celsia Technologies UK Limited (“Celsia UK”), Celsia Technologies Korea, Inc. (“Celsia Korea”) and purchasers of the Debentures.

10.4	Form of Subsidiary Guarantee dated May 25, 2007 executed by each of Celsia UK and Celsia Korea.

10.5	Placement Agent Agreement dated May 1, 2007 by and among the Company and the Placement Agents.

10.6	Amendment to Placement Agent Agreement dated May 25, 2007 by and among the Company and the Placement Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007
CELSIA TECHNOLOGIES, INC.

By:  /s/ Michael Karpheden

Name:   Michael Karpheden
Its:  Chief Financial Officer